Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contact: Holly Burkhart TIBCO Software Inc. (650) 846-8463 hburkhart@tibco.com	Investor Relations Contact: Michael Magaro TIBCO Software Inc. (650) 846-5747 mmagaro@tibco.com

TIBCO SOFTWARE REPORTS FIRST QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., March 29, 2007 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its first quarter, which ended on March 4, 2007.

Total revenue for the first quarter of fiscal 2007 was $125.7 million and net income was $10.4 million, or $0.05 per diluted share. This compares to total revenue of $114.6 million and net income of $5.6 million, or $0.03 per diluted share, as reported for the first quarter of fiscal 2006.

On a non-GAAP basis, net income for the first quarter of fiscal 2007 was $15.2 million or $0.07 per diluted share, compared with $12.6 million or $0.06 per diluted share for the first quarter of fiscal 2006. Non-GAAP operating income for the first quarter of fiscal 2007 was $19.4 million, resulting in a non-GAAP operating margin of 15.4%. This compares to non-GAAP operating income of $16.8 million, or 14.7% in the first quarter of fiscal 2006.

“TIBCO delivered a strong start to our fiscal year with our Q1 results, especially in terms of cash flow and profitability,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “Demand for our software infrastructure platform continues to be driven by core business needs within companies and by the maturation of technology trends in SOA, BPM and predictive business.”

First Quarter Fiscal 2007 Highlights

•	TIBCO closed 75 deals over $100k including 13 deals over $1 million in Q1;

•	Cash flow from operations was approximately $42 million; and

•

TIBCO added 48 new customers in Q1 and made significant sales to both new and existing customers, including Banco Espirito Santo, BNP Paribas, Cingular Wireless, Electronic Arts, Enel SpA, OfficeMax, Oversea-Chinese Banking Corporation, RMB Private Bank, Symantec Corporation, Telkom and Wells Fargo & Company.

Conference Call Details

TIBCO will hold its Q1 fiscal 2007 earnings conference call today at 5:00 pm ET / 2:00 pm PT. The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (800) 500-0177 or (719) 457-2679. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on April 29, 2007 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 6641621.

About TIBCO

TIBCO Software Inc. provides enterprise software that helps companies achieve service-oriented architecture (SOA) and business process management (BPM) success. With over 3,000 customers, TIBCO has given leading organizations around the world better awareness and agility—what TIBCO calls The Power of Now®. To learn more, contact TIBCO at +1 650-846-1000 or on the Web at www.tibco.com.

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TIBCO, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, TIBCO’s ability to create products that meet the core business needs of its customers. Because these forward-looking statements involve risks and uncertainties, important factors could cause actual results to differ materially from such forward-looking statements. These factors include: TIBCO’s ability to develop and sell products that meet customer needs and TIBCO’s ability to compete with other enterprise software providers. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2006. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 4, 2007	November 30, 2006

ASSETS

Current assets:
Cash and cash equivalents	$127,151	$138,912
Short-term investments	420,504	400,658
Accounts receivable, net	102,431	149,141
Prepaid expenses and other current assets	34,829	35,699

Total current assets	684,915	724,410

Property and equipment, net	112,362	113,787
Goodwill	272,363	274,442
Acquired intangible assets, net	50,744	55,072
Long-term deferred income tax assets	21,437	21,437
Other assets	38,402	37,211

Total assets	$1,180,223	$1,226,359

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$9,616	$12,651
Accrued liabilities	52,225	74,347
Accrued restructuring and excess facilities costs	4,737	4,251
Deferred revenue	103,127	102,269
Current portion of long-term debt	1,924	1,892

Total current liabilities	171,629	195,410

Accrued excess facilities costs, less current portion	16,482	18,150
Deferred revenue, less current portion	3,143	4,151
Long-term deferred income tax liabilities	9,979	11,439
Long-term debt, less current portion	45,801	46,453
Other long-term liabilities	4,767	4,749

Total long-term liabilities	80,172	84,942

Total liabilities	251,801	280,352

Minority interest	279	—

Total stockholders' equity	928,143	946,007

Total liabilities and stockholders' equity	$1,180,223	$1,226,359

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	March 4, 2007	March 5, 2006
Revenue:
License revenue	$52,185	$48,149
Service and maintenance revenue:
Service and maintenance	71,939	64,630
Reimbursable expenses	1,530	1,801

Total service and maintenance revenue	73,469	66,431

Total revenue	125,654	114,580

Cost of revenue:
License	4,071	3,909
Service and maintenance	30,828	28,766

Total cost of revenue	34,899	32,675

Gross Profit	90,755	81,905

Operating expenses:
Research and development	21,015	21,977
Sales and marketing	42,949	38,648
General and administrative	12,752	10,386
Amortization of acquired intangible assets	2,470	2,364

Total operating expenses	79,186	73,375

Income from operations	11,569	8,530

Interest income	6,390	4,386
Interest expense	(368)	(654)
Other income (expense), net	(1,265)	47

Income before provision for income taxes	16,326	12,309
Provision for income taxes	5,923	6,708
Minority interest, net of tax	12	—

Net income	$10,391	$5,601

Net income per share:
Basic	$0.05	$0.03

Diluted	$0.05	$0.03

Shares used to compute net income per share:
Basic	208,398	210,577

Diluted	216,306	220,170

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 4, 2007	March 5, 2006
Cash flows from operating activities:
Net income	$10,391	$5,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,080	3,762
Amortization of acquired intangible assets	3,872	3,694
Stock-based compensation	3,936	4,587
Tax benefits related to stock options, net	(570)	—
Minority interest, net of tax	12	—
Other non-cash adjustments, net	(76)	13
Changes in assets and liabilities:
Accounts receivable	46,844	24,028
Due from related parties, net	—	1,243
Prepaid expenses and other assets	558	(1,136)
Accounts payable	(1,700)	468
Accrued liabilities and excess facilities costs	(25,347)	(10,417)
Deferred revenue	(48)	(1,049)

Net cash provided by operating activities	41,952	30,794

Cash flows from investing activities:
Purchases of short-term investments	(70,900)	(164,912)
Proceeds from sales and maturities of short-term investments	51,477	45,523
Purchases of private equity investments	(20)	(17)
Purchases of property and equipment	(2,607)	(2,832)
Restricted cash pledged as security	(725)	(1,116)

Net cash used for investing activities	(22,775)	(123,354)

Cash flows from financing activities:
Proceeds from issuance of common stock	9,428	7,612
Repurchase of common stock	(41,814)	(13,221)
Excess tax benefits from stock-based compensation	2,561	—
Principal payments on long term debt	(620)	(441)
Proceeds from minority investors	189	—

Net cash used for financing activities	(30,256)	(6,050)

Effect of exchange rate changes on cash	(682)	683

Net change in cash and cash equivalents	(11,761)	(97,927)

Cash and cash equivalents at beginning of period	138,912	208,756

Cash and cash equivalents at end of period	$127,151	$110,829

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of purchased intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when TIBCO adopted SFAS 123(R). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

The following table is a reconciliation of GAAP to non-GAAP measures for the first quarter of fiscal 2007 and fiscal 2006.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	March 4, 2007		March 5, 2006
	Operating Income	Net Income	Operating Income	Net Income

GAAP	$11,569	$10,391	$8,530	$5,601

Amortization of intangible assets - cost of revenue	1,402	1,402	1,330	1,330
Amortization of intangible assets - operating expense	2,470	2,470	2,364	2,364
Stock-based compensation - cost of revenue	481	481	646	646
Stock-based compensation - R&D expense	868	868	1,122	1,122
Stock-based compensation - S&M expense	1,220	1,220	1,341	1,341
Stock-based compensation - G&A expense	1,367	1,367	1,478	1,478
Income tax adjustment for non-GAAP (1)		(3,007)		(1,322)

Non-GAAP	$19,377	$15,192	$16,811	$12,560

GAAP net income per share - Diluted		$0.05		$0.03

Non-GAAP net income per share - Diluted		$0.07		$0.06

Shares used to compute net income per share - Diluted		216,306		220,170

(1)

The estimated non-GAAP effective tax rate was 37% and 39% for the first quarter of fiscal 2007 and fiscal 2006, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.